EXHIBIT 99.2

ALLEN-VANGUARD AND TAILWIND FINANCIAL INC. ANNOUNCE
PROPOSED MERGER AND SHAREHOLDER RIGHTS OFFERING

▪	Transaction is expected to result in recapitalization of Allen-Vanguard and a de-leveraged balance sheet

▪	Merged entity will be U.S. listed

▪	Exchange ratio of Tailwind shares for each Allen-Vanguard share equal to 0.046493 times the US$/C$ exchange rate on the closing date

▪	Joint investor call scheduled for Monday, January 26, 2009 at 8:30 am

OTTAWA AND TORONTO:  January 26, 2009:  Allen-Vanguard Corporation (TSX: VRS) ("Allen-Vanguard" or the "Company") of Ottawa, Canada and Tailwind Financial Inc. (NYSE Alternext US:TNF, TNF.U, TNF.WS) (“Tailwind”), a Delaware-based special purpose acquisition company (“SPAC”) with a head office in Toronto, Canada, today announced that they have entered into an arrangement agreement pursuant to which Tailwind will acquire all of the shares of Allen-Vanguard in exchange for shares of Tailwind with closing in mid April, 2009.  The name of the merged entity will be Allen Vanguard Corporation.

Allen-Vanguard is a leading global provider of integrated solutions for protection and counter-measures against hazardous devices and materials, including improvised explosive devices (IEDs).  Tailwind was formed to effect a business combination with an operating business and raised US$100 million in its April 2007 IPO.

“New capital from the Tailwind transaction and concurrent rights offering will enable us to reduce our long-term debt in the timeframe required by our lenders,” said David E. Luxton, President and CEO of Allen-Vanguard. “This will allow management and the board to focus on important global business opportunities following the progress that we have made since last summer to improve the Company’s operating profit through cost restructuring and building a strong revenue pipeline”.

“Tailwind is excited to be partnering with a strong management team and a company with enormous potential,” said Gordon McMillan, Tailwind’s Chairman. “Allen-Vanguard’s proprietary products and services represent global leadership in an attractive and growing segment of the defense and homeland security sectors.”

Allen-Vanguard also announced that it intends to complete a rights offering, which will be contingent on the completion of the Tailwind transaction and required regulatory approval. Under the terms of the rights offering, subject to such regulatory approval, Allen-Vanguard shareholders will be given the opportunity, pro rata with their existing ownership, to acquire subscription receipts for C$0.285 per subscription receipt entitling the holders thereof to acquire one additional common share for each subscription receipt. The Company will announce the expected size of the rights offering when it files its final prospectus in the next several weeks; the arrangement agreement permits Allen-Vanguard to complete a rights offering of up to C$100 million.

“We are particularly pleased that the proposed rights offering will allow shareholders to continue to participate in the future growth of a healthy, recapitalized Allen-Vanguard,” continued Mr. Luxton. Senior management and the board of Allen-Vanguard have unanimously approved this transaction.  “It has been a strategic objective for us to provide Allen-Vanguard’s shareholders with the benefit of a U.S. listing and Tailwind is currently listed on NYSE Alternext US,” added Mr. Luxton.   “We warmly welcome Tailwind shareholders to share in our vision and growth.”

The merger, by way of plan of arrangement, will result in a combined entity listed on the NYSE Alternext US (formerly called AMEX).  Estimates of pro forma ownership or financial position or valuation are subject to various assumptions and adjustments, including among other things, the size of the rights offering, the right of holders of up  to 30% of the Tailwind shares issued in its IPO to redeem their shares for cash, exercise of warrants associated with the current credit agreement with Allen-Vanguard’s lending syndicate (the “Lenders”), and the US$/C$ exchange rate. Allen-Vanguard and Tailwind will make publicly available (as described below) an investor presentation, which provides further detail on the transaction, the combined entity, and the outcomes under different assumptions.

Tailwind Transaction and Proposed Rights Offering

A summary of other material terms of the Tailwind transaction follows:

•
Tailwind will acquire all of the issued and outstanding common shares of Allen-Vanguard in exchange for Tailwind shares. The exchange ratio of Tailwind shares to be issued for each Allen-Vanguard share will be equal to 0.046493 times the US$/C$ exchange rate on the day prior to the closing date.

•
Tailwind will assume all of the outstanding restricted share units and warrants of Allen-Vanguard that are not exercised prior to the closing of the transaction. All outstanding stock options not exercised prior to the closing of the transaction will be cancelled at the closing of the transaction.

•
Completion of the transaction is subject to, among other things: (i) the approval of two-thirds of Allen-Vanguard shareholders present at the meeting called to approve the plan of arrangement with Tailwind, (ii) the approval of a majority of Tailwind stockholders with holders of less than 30% of the Tailwind shares issued in its IPO exercising their right to vote against the transaction and elect conversion of their Tailwind shares for cash;  (iii) the successful  negotiation of a revised credit agreement with the Lenders and the consent to the completion of the transaction by the Lenders. There are no assurances that the Lenders will agree to such a revised credit agreement, or that the Lenders will consent to the completion of the transaction, and (iv) the approval of the plan of arrangement by the Ontario Superior Court of Justice.

•
Allen-Vanguard is required to pay a break fee to Tailwind of US$5.0 million under certain circumstances and is permitted to recommend an alternative transaction on terms more favorable to its shareholders in advance of the Allen-Vanguard shareholder meeting (currently scheduled for the middle of March).

Allen-Vanguard intends to file a preliminary short form prospectus in the next few days in respect of the rights offering of subscription receipts. The record date and the expiry date of the rights offering will be determined prior to the filing of a final prospectus. Allen-Vanguard will make a further announcement with respect to these matters at the time of the filing of the final short form prospectus.  The rights offering is subject to receipt of all regulatory approvals, including the approval of the Toronto Stock Exchange, the Canadian securities regulatory authorities as well as the approval of the Lenders.

Joint Investor and Analyst Conference Call and Webcast

Allen-Vanguard and Tailwind will host a joint investor and analyst conference call and webcast as follows:

Date:	Monday, January 26, 2009
Time:	8:30 a.m. ET
Dial-in numbers:	1-800-733-7571
1-416-644-3414
Web access:  http://www.newswire.ca/en/webcast/viewEvent.cgi?eventID=2530000

For those unable to listen to the call live, a replay will be available for a two week period beginning at 11:30 a.m. ET on January 26, 2009. The replay phone number is 877-289-8525 and the access code is 21295119 (pound key).

Materials for this presentation are available at the following locations:

EDGAR:  www.sec.gov
SEDAR:  www.sedar.com
Allen-Vanguard website, investor presentation section:  www.allenvanguard.com
Tailwind website: www.tailwindfc.com

Forward looking statements

This press release may contain forward-looking statements, which reflect Allen-Vanguard and Tailwind's current expectations regarding future events, strategy, expected performance and condition. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “plans,” “believes,” “estimates” or negative versions thereof and similar expressions including the completion of the transaction, the expected benefits of the transaction and the completion of the Rights Offering. In addition, any statement that may be made concerning future performance, strategies or prospects, and possible future acquisitions or dispositions, is also a forward-looking statement. Forward-looking statements are based on current expectations and projections about future events and are inherently subject to, among other things, risks, uncertainties and assumptions about the parties and economic factors. Forward-looking statements are not promises or guarantees of future performance, and actual events and results could differ materially from those expressed or implied in any forward-looking statements made about Allen-Vanguard or Tailwind. Any number of important factors could contribute to these digressions, including, but not limited to, general economic, political and market factors in North America and internationally, interest and foreign exchange rates, global equity and capital markets, business competition, technological change, changes in government regulations, unexpected judicial or regulatory proceedings, and catastrophic events. We stress that the above-mentioned list of important factors is not exhaustive.  We encourage you to consider these and other factors carefully before making any investment decision and we urge you to avoid placing undue reliance on forward-looking statements. Further, you should be aware that Allen-Vanguard and Tailwind disclaim any obligation to publicly update or revise any such forward-looking  statements whether as a result of new information, future events or otherwise, prior to the release of the next Management Discussion and Analysis to be released by each of Allen-Vanguard and Tailwind or except as required by law.

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting Allen-Vanguard and/or Tailwind, the ability of Tailwind to satisfy the conditions to completion of the business combination and those other risks and uncertainties detailed in Tailwind's filings with the Securities and Exchange Commission.

About Tailwind  Financial

Tailwind was incorporated in Delaware on June 30, 2006 as a special purpose acquisition company whose objective is to acquire, through a purchase, asset acquisition, or other business combination, one or more operating businesses. Tailwind completed its initial public offering on April 17, 2007 raising proceeds of US$100 million which is held in trust.  All of the funds held in Tailwind’s trust account are invested in the JPMorgan 100% U.S. Treasury Securities Money Market Fund.

To learn more about Tailwind Financial Inc. (NYSE Alternext US:TNF, TNF.U, TNF.WS) please visit www.tailwindfc.com

About Allen-Vanguard

Allen-Vanguard Corporation supports the mission of military and homeland security forces around the world with leading proprietary solutions for protection and counter-measures against hazardous devices of all kinds, whether chemical, biological, radiological or explosive (CBRNE), including improvised explosive devices (IEDs) and remotely controlled IEDs (RCIEDs). Allen-Vanguard equipment is in service in more than 120 countries.  Products include Electronic Counter-Measures ("ECM") equipment for jamming remote detonation of terrorist devices, specialty security equipment for Explosive Ordnance Disposal ("EOD"), remote intervention robots for hazardous applications, and personal protective wear for use in dealing with explosive and bio-chemical agents. Allen-Vanguard is the developer and/or sole, worldwide licensee of proprietary technologies such as the Med-Eng bomb suit, the DefenderTM and VanguardTM Mk2 bomb disposal robots, and the Universal Containment System and CASCAD Foam system for blast mitigation and decontamination of bio-chemical warfare agents.  Professional services encompass counter-IED intelligence, training and advisory services, including the TritonTM Report on terrorist incidents around the world.  The Company operates globally through its wholly-owned subsidiaries under the names “Allen-Vanguard”, “Med-Eng” and “Hazard Management Solutions”.  Head office operations are located in Ottawa, Ontario, Canada, with manufacturing operations in Stoney Creek and Pembroke, Ontario; Ogdensburg, New York; Tewkesbury, U.K.; and Cork, Ireland; The Company has professional services operations in Shrivenham, UK, Canada and in the U.S. in Arlington, Virginia, plus sales offices in Canada, the U.S., the U.K. and Asia.  Allen-Vanguard's shares are listed on The Toronto Stock Exchange (TSX) under the symbol “VRS”.

To learn more about Allen-Vanguard Corporation (TSX: VRS), visit www.allenvanguard.com.

For further information please contact:

Allen-Vanguard Corporation Robin Sundstrom (647) 822-8111 ir@allenvanguard.com.	Tailwind Financial Inc. Andrew McKay (416) 601-2422 amckay@tailwindfc.com